January 2025

Pricing Supplement No. 5,799
Registration Statement Nos. 333-275587; 333-275587-01
Dated January 21, 2025
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Trigger PLUS will be based on the value of the worst performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final level of any underlying is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer. Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in any underlying beyond its respective trigger level will result in a significant loss of your investment even if the other underlyings have appreciated or have not declined as much. The Trigger PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlyings and forgo current income in exchange for the leverage feature that applies to a limited range of performance of the worst performing underlying. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Trigger PLUS differ from the PLUS described in the accompanying product supplement for PLUS in that the Trigger PLUS offer the potential for a positive return at maturity if the worst performing underlying depreciates by no more than 40%. The Trigger PLUS are not the Buffered PLUS described in the accompanying product supplement for PLUS. Unlike the Buffered PLUS, the Trigger PLUS do not provide any protection if the worst performing underlying depreciates by more than 40%.

The Nasdaq-100® Technology Sector IndexSM measures the performance of companies in the Nasdaq-100 Index® that are classified as technology according to the Industry Classification Benchmark. For more information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement. For more information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” beginning on page 26.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	January 26, 2028
Underlyings:	The Russell 2000® Index (the “RTY Index”), the Nasdaq-100® Technology Sector IndexSM (the “NDXT Index”) and the SPDR® S&P® Regional Banking ETF (the “KRE Shares”)
Aggregate principal amount:	$1,145,000
Payment at maturity:

If the final level of each underlying is greater than its respective initial level,

$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)

If the final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level,

$1,000

If the final level of any underlying is less than its respective trigger level,

$1,000 × underlying performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and will represent a loss of at least 40%, and possibly all, of your investment.

Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lowest underlying percent change
Underlying performance factor:	With respect to each underlying, final level / initial level
Initial level:

With respect to the RTY Index, 2,317.968, which is the index closing value of such underlying on the pricing date

With respect to the NDXT Index, 10,871.24, which is the index closing value of such underlying on the pricing date

With respect to the KRE Shares, $63.85, which is the closing price of such underlying on the pricing date

Final level:

With respect to the RTY Index, the index closing value of such underlying on the valuation date

With respect to the NDXT Index, the index closing value of such underlying on the valuation date

With respect to the KRE Shares, the closing price of such underlying on the valuation date multiplied by the adjustment factor on such date

Valuation date:	January 21, 2028, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Leverage factor:	255%
Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the KRE Shares
Trigger level:

With respect to the RTY Index, 1,390.781, which is approximately 60% of its initial level

With respect to the NDXT Index, 6,522.744, which is 60% of its initial level

With respect to the KRE Shares, $38.31, which is 60% of its initial level

Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS
Pricing date:	January 21, 2025
Original issue date:	January 24, 2025 (3 business days after the pricing date)
CUSIP / ISIN:	61777RZK2 / US61777RZK21
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$988.80 per Trigger PLUS. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public (1)	Agent’s commissions and fees (2)	Proceeds to us(3)
Per Trigger PLUS	$1,000	$5	$995
Total	$1,145,000	$5,725	$1,139,275

(1) The Trigger PLUS will be sold only to investors purchasing the Trigger PLUS in fee-based advisory accounts.

(2) MS& Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $995 per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each Trigger PLUS from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the Trigger PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3) See “Use of proceeds and hedging” on page 23.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document. References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028 (the “Trigger PLUS”) can be used:

￭To gain exposure to the worst performing of three equity underlyings for any positive performance

￭To potentially outperform the worst performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF in a bullish scenario by taking advantage of the leverage factor, with no limitation on the appreciation potential

￭To provide limited protection against loss of principal in the event of a decline of the worst performing underlying but only if the respective final level of the worst performing underlying is greater than or equal to the respective trigger level

If the final level of any underlying is less than its respective trigger level, investors will be negatively exposed to the full amount of the percent decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer.

Maturity:	Approximately 3 years
Leverage factor:	255%
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Trigger level:	With respect to each underlying, 60% of the initial level of such underlying
Coupon:	None
Listing:	The Trigger PLUS will not be listed on any securities exchange

The original issue price of each Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date is less than $1,000. We estimate that the value of each Trigger PLUS on the pricing date is $988.80.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor and the trigger levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

January 2025 Page 2

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer leveraged upside exposure to the worst performing underlying. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final level of any underlying is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer. Investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to our credit risk.

Leveraged Performance	The Trigger PLUS offer investors an opportunity to receive 255% of the positive return of the worst performing of the underlyings if each underlying has appreciated in value.
Trigger Feature

At maturity, even if the worst performing underlying has declined over the term of the Trigger PLUS, you will receive your stated principal amount but only if the final level of each underlying is greater than or equal to its respective trigger level.

Upside Scenario if Each Underlying Appreciates	Each underlying increases in value, and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus 255% of the underlying percent change of the worst performing underlying.
Par Scenario

The final level of any underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level. In this case, you receive the stated principal amount of $1,000 at maturity even though the worst performing underlying has depreciated.

Downside Scenario

The final level of any underlying is less than its respective trigger level. In this case, the Trigger PLUS redeem for at least 40% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the worst performing underlying over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount per Trigger PLUS. For example, if the final level of the worst performing underlying is 70% less than its initial level, the Trigger PLUS will be redeemed at maturity for a loss of 70% of principal at $300, or 30% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in any underlying beyond its respective trigger level will result in a significant loss of your investment even if the other underlyings have appreciated or have not declined as much.

January 2025 Page 3

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS. The following examples are for illustrative purposes only. The actual initial level and trigger level for each underlying are set forth on the cover of this document. Any payment at maturity on the Trigger PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Leverage factor:	255%
Hypothetical initial level:	With respect to the RTY Index: 2,100 With respect to the NDXT Index: 10,000 With respect to the KRE Shares: $195.00
Hypothetical trigger level:	With respect to the RTY Index: 1,260 With respect to the NDXT Index: 6,000 With respect to the KRE Shares: $117.00

EXAMPLE 1: The final level of each underlying is greater than its respective initial level.

Final level		RTY Index: 2,310
NDXT Index: 14,000 KRE Shares: $253.50
Underlying percent change		RTY Index: (2,310 – 2,100) / 2,100 = 10% NDXT Index: 14,000 – 10,000) / 10,000 = 40% KRE Shares: ($253.50 – $195.00) / $195.00 = 30%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)
	=	$1,000 + ($1,000 × 255% × 10%)
	=	$1,255

In example 1, the final levels of the RTY Index, the NDXT Index and the KRE Shares are greater than their initial levels. The RTY Index has appreciated by 10% while the NDXT Index has appreciated by 40% and the KRE Shares have appreciated by 30%. Therefore, investors receive at maturity the stated principal amount plus 255% of the appreciation of the worst performing underlying, which is the RTY Index in this example. Investors receive $1,255 per Trigger PLUS at maturity.

EXAMPLE 2: The final levels of two underlyings are greater than their respective initial levels while the final level of the other underlying is less than its respective initial level but greater than its respective trigger level.

Final level		RTY Index: 2,940
		NDXT Index: 8,500 KRE Shares: $253.50
Underlying percent change		RTY Index: (2,940 – 2,100) / 2,100 = 40% NDXT Index: 8,500 – 10,000) / 10,000 = -15% KRE Shares: ($253.50 – $195.00) / $195.00 = 30%
Payment at maturity	=	$1,000

January 2025 Page 4

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In example 2, the final levels of the RTY Index and the KRE Shares are greater than their respective initial levels, while the final level of the NDXT Index is less than its respective initial level but greater than its respective trigger level. While the RTY Index has appreciated by 40% and the KRE Shares have appreciated by 30%, the NDXT Index has declined by 15%. Therefore, investors receive at maturity the stated principal amount of $1,000.

EXAMPLE 3: The final levels of two underlyings are greater than their respective initial levels while the final level of the other underlying is less than its respective initial level and trigger level.

Final level		RTY Index: 2,310
NDXT Index: 5,000 KRE Shares: $253.50
Underlying percent change		RTY Index: (2,310 – 2,100) / 2,100 = 10% NDXT Index: (5,000 – 10,000) / 10,000 = -50% KRE Shares: ($253.50 – $195.00) / $195.00 = 30%
Underlying performance factor		RTY Index: 2,310 / 2,100 = 110% NDXT Index: 5,000 / 10,000 = 50% KRE Shares: $253.50 / $195.00 = 130%
Payment at maturity	=	$1,000 × underlying performance factor of the worst performing underlying
	=	$1,000 × 50%
	=	$500

In example 3, the final levels of the RTY Index and the KRE Shares are greater than their respective initial levels, while the final level of the NDXT Index is less than its respective initial level and trigger level. While the RTY Index has appreciated by 10% and the KRE Shares have appreciated by 30%, the NDXT Index has declined by 50%. Therefore, investors are exposed to the negative performance of the NDXT Index, which is the worst performing underlying in this example, and receive a payment at maturity of $500. In this example, investors are exposed to the negative performance of the worst performing underlying even though the other underlyings have appreciated in value by 10% and by 30%, respectively, because the final level of each underlying is not greater than or equal to its respective trigger level.

EXAMPLE 4: The final level of each underlying is less than its respective trigger level.

Final level		RTY Index: 630
NDXT Index: 4,000 KRE Shares: $68.25
Underlying percent change		RTY Index: (630 – 2,100) / 2,100 = -70% NDXT Index: (4,000 – 10,000) / 10,000 = -60% KRE Shares: ($68.25 – $195.00) / $195.00 = -65%
Underlying performance factor		RTY Index: 630 / 2,100 = 30% NDXT Index: 4,000 / 10,000 = 40% KRE Shares: $68.25 / $195.00 = 35%
Payment at maturity	=	$1,000 × (underlying performance factor of the worst performing underlying)
	=	$1,000 × 30%
	=	$300

In example 4, the final levels of the RTY Index, the NDXT Index and the KRE Shares are less than their respective trigger levels. The RTY index has declined by 70% while the NDXT Index has declined by 60% and the KRE Shares have declined by 65%. Therefore, investors are exposed to the negative performance of the RTY Index, which is the worst performing underlying in this example, and receive a payment at maturity of $300.

January 2025 Page 5

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in any underlying beyond its respective trigger level will result in a significant loss of your investment even if the other underlyings have appreciated or have not declined as much.

January 2025 Page 6

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to an Investment in the Trigger PLUS

￭The Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final level of any underlying is less than its respective trigger level, the payment at maturity will be an amount in cash that is at least 40% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full amount of the decline in the value of the worst performing underlying over the term of the Trigger PLUS, without any buffer. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including the value, volatility and dividend yield of the underlyings, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlyings may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “Russell 2000® Index Overview,” “Nasdaq-100® Technology Sector IndexSM Overview” and “SPDR® S&P® Regional Banking ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

￭The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Trigger PLUS is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date, subject to adjustment for non-index business days, non-trading days and certain market disruption events. Even if each underlying appreciates prior to the valuation date but the value of any underlying drops by the valuation date to below its respective trigger level, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual

January 2025 Page 7

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

values of the underlyings on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than their respective trigger levels, the payment at maturity will be based solely on the closing levels on the valuation date.

￭Investing in the Trigger PLUS is not equivalent to investing in any underlying or the stocks composing the RTY Index, the NDXT Index or the S&P® Regional Banks Select Industry Index. Investing in the Trigger PLUS is not equivalent to investing in any underlying or the component stocks of the RTY Index, the NDXT Index or the S&P® Regional Banks Select Industry Index. As an investor in the Trigger PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the RTY Index, the NDXT Index or the S&P® Regional Banks Select Industry Index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Trigger PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at

January 2025 Page 8

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and to other instruments linked to any underlying or the S&P® Regional Banks Select Industry Index), including taking positions in stocks constituting the RTY Index, the NDXT Index or the S&P® Regional Banks Select Industry Index or taking positions in the KRE Shares, futures and/or options contracts on the RTY Index, the NDXT Index, the KRE Shares or the S&P® Regional Banks Select Industry Index or their component stocks listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of any underlying index, and, therefore, could increase the value at or above which such underlying index must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the value of any underlying index on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial levels, the trigger levels and the final levels, including whether any underlying index has decreased to below its respective trigger level, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, whether to make any adjustments to the adjustment factor and the selection of a successor index or calculation of the index closing value of the RTY Index or the NDXT Index, or the closing price of the KRE Shares, as applicable, in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the Trigger PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Trigger PLUS are uncertain, and the IRS or a court might not agree with the tax treatment of a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the Trigger PLUS, the tax consequences of the ownership and disposition of the Trigger PLUS, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the Trigger PLUS, possibly retroactively.

January 2025 Page 9

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each of the underlyings. Your return on the Trigger PLUS it not linked to a basket consisting of each underlying. Rather, it will be based upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. If any underlying declines to below its respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing underlying at maturity, and you will lose a significant portion or all of your investment, even if the other underlyings have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each of the underlyings.

￭Because the Trigger PLUS are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a significant loss on your investment than if the Trigger PLUS were linked to just one underlying. The risk that you will suffer a significant loss on your investment is greater if you invest in the Trigger PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will decline to below its trigger level as of the valuation date than if the Trigger PLUS were linked to only one underlying. Therefore it is more likely that you will suffer a significant loss on your investment.

￭The Trigger PLUS are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the Trigger PLUS are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Investing in the Trigger PLUS exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the NDXT Index are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the Trigger PLUS is linked to the performance of the NDXT Index, an investment in the Trigger PLUS exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face

January 2025 Page 10

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the value of the NDXT Index and, therefore, on the value of the Trigger PLUS.

￭Investing in the Trigger PLUS exposes investors to risks associated with investments in securities with a concentration in the banking sector. The stocks included in the S&P® Regional Banks Select Industry Index and that are generally tracked by the KRE Shares are issued by companies whose primary lines of business are directly associated with the banking sector. The performance of bank stocks may be affected by governmental regulation that may limit the amount and types of loans and other financial commitments that banks can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the banking sector. Banks may also be subject to severe price competition. The banking industry is highly competitive, and thus, failure to maintain or increase market share may adversely affect profitability.

Investments in regional banks, which may be small or medium in size, may involve greater risk than investing in larger, more established banks. Securities of regional banks are often less liquid and subject to greater volatility and less trading volume than is customarily associated with securities of larger banks. A regional bank’s financial performance may be dependent upon the business environment in certain geographic regions of the United States and, as a result, adverse economic or employment developments in such regions may negatively impact such regional bank.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the KRE Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the KRE Shares. However, the calculation agent will not make an adjustment for every event that can affect the KRE Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Trigger PLUS may be materially and adversely affected.

￭Adjustments to the KRE Shares or the index tracked by the KRE Shares could adversely affect the value of the Trigger PLUS. The investment adviser to the SPDR® S&P® Regional Banking ETF, SSGA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Regional Banks Select Industry Index. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the S&P® Regional Banks Select Industry Index. Any of these actions could adversely affect the price of the KRE Shares and, consequently, the value of the Trigger PLUS. S&P® Dow Jones Indices LLC (“S&P®”) is responsible for calculating and maintaining the S&P® Regional Banks Select Industry Index. S&P® may add, delete or substitute the stocks constituting the S&P® Regional Banks Select Industry Index or make other methodological changes that could change the level of the S&P® Regional Banks Select Industry Index. S&P® may discontinue or suspend calculation or publication of the S&P® Regional Banks Select Industry Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P® Regional Banks Select Industry Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the KRE Shares and, consequently, the value of the Trigger PLUS.

￭The performance and market price of the KRE Shares, particularly during periods of market volatility, may not correlate with the performance of the S&P® Regional Banks Select Industry Index, the performance of the component securities of the S&P® Regional Banks Select Industry Index or the net asset value per share of the KRE Shares. The KRE Shares do not fully replicate the S&P® Regional Banks Select Industry Index and may hold securities that are different than those included in the S&P® Regional Banks Select Industry Index.  In addition, the performance of the KRE Shares will reflect additional transaction costs and fees that are not included in the calculation of the S&P® Regional Banks Select Industry Index.  All of these factors may lead to a lack of correlation between the performance of the KRE Shares and the S&P® Regional Banks Select Industry Index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the KRE Shares may impact the variance between the performance of the KRE Shares and the S&P® Regional Banks Select Industry Index.  Finally, because the shares of the KRE Shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the KRE Shares may differ from the net asset value per share of the KRE Shares.

January 2025 Page 11

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the KRE Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the KRE Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the KRE Shares, and their ability to create and redeem shares of the KRE Shares may be disrupted. Under these circumstances, the market price of shares of the KRE Shares may vary substantially from the net asset value per share of the KRE Shares or the level of the S&P® Regional Banks Select Industry Index.

For all of the foregoing reasons, the performance of the KRE Shares may not correlate with the performance of the S&P® Regional Banks Select Industry Index, the performance of the component securities of the S&P® Regional Banks Select Industry Index or the net asset value per share of the KRE Shares.  Any of these events could materially and adversely affect the price of the shares of the KRE Shares and, therefore, the value of the Trigger PLUS.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment on the Trigger PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the KRE Shares on the valuation date, even if the KRE Shares’ shares are underperforming the S&P® Regional Banks Select Industry Index or the component securities of the S&P® Regional Banks Select Industry Index and/or trading below the net asset value per share of the KRE Shares.

￭Adjustments to the RTY Index or the NDXT Index could adversely affect the value of the Trigger PLUS. The publisher of each of the RTY Index and the NDXT Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. The publisher of each the RTY Index and the NDXT Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

January 2025 Page 12

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

Information as of market close on January 21, 2025:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	2,317.968
52 Weeks Ago:	1,983.381
52 Week High (on 11/25/2024):	2,442.031
52 Week Low (on 2/5/2024):	1,937.241

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2020 through January 21, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on January 21, 2025 was 2,317.968. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The RTY index has at times experienced periods of high volatility, and you should not take the historical values of the RTY index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2020 to January 21, 2025

January 2025 Page 13

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter	2,263.674	2,026.727	2,229.970
Fourth Quarter	2,442.031	2,180.146	2,230.158
2025
First Quarter (through January 21, 2025)	2,317.968	2,189.233	2,317.968

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

January 2025 Page 14

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Nasdaq-100® Technology Sector IndexSM Overview

The Nasdaq-100® Technology Sector IndexSM, which is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”), is an equal-weighted index intended to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark. For additional information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

Information as of market close on January 21, 2025:

Bloomberg Ticker Symbol:	NDXT
Current Index Value:	10,871.24
52 Weeks Ago:	9,994.60
52 Week High (on 7/10/2024):	11,224.97
52 Week Low (on 8/5/2024):	9,288.31

The following graph sets forth the daily closing values of the NDXT Index for the period from January 1, 2020 through January 21, 2025. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDXT Index for each quarter in the same period. The closing value of the NDXT Index on January 21, 2025 was 10,871.24. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The NDXT Index has at times experienced periods of high volatility, and you should not take the historical values of the NDXT Index as an indication of its future performance.

NDXT Index Daily Closing Values January 1, 2020 to January 21, 2025

January 2025 Page 15

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Nasdaq-100® Technology Sector IndexSM	High	Low	Period End
2020
First Quarter	5,954.62	4,030.77	4,606.71
Second Quarter	5,960.27	4,378.75	5,960.27
Third Quarter	6,915.12	5,948.33	6,401.73
Fourth Quarter	7,563.77	6,307.99	7,541.05
2021
First Quarter	8,480.86	7,197.59	7,866.84
Second Quarter	8,721.40	7,468.71	8,681.21
Third Quarter	9,228.96	8,348.04	8,606.64
Fourth Quarter	9,855.42	8,413.37	9,575.39
2022
First Quarter	9,565.42	7,193.06	8,320.06
Second Quarter	8,495.52	6,054.97	6,248.30
Third Quarter	7,489.94	5,723.83	5,723.83
Fourth Quarter	6,344.14	5,350.93	5,751.76
2023
First Quarter	7,129.20	5,647.49	7,129.20
Second Quarter	8,164.64	6,494.21	8,048.90
Third Quarter	8,597.36	7,705.63	7,939.24
Fourth Quarter	9,661.82	7,528.82	9,587.92
2024
First Quarter	10,686.65	9,098.91	10,420.33
Second Quarter	10,883.35	9,500.55	10,790.65
Third Quarter	11,224.97	9,288.31	10,443.26
Fourth Quarter	11,142.01	10,154.19	10,271.66
2025
First Quarter (through January 21, 2025)	10,871.24	10,243.04	10,871.24

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

January 2025 Page 16

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

SPDR® S&P® Regional Banking ETF Overview

The SPDR® S&P® Regional Banking ETF is an exchange-traded fund managed by SSGA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Regional Banks Select Industry Index. The SPDR® Series Trust (the “Trust”) is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Regional Banking ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Regional Banking ETF is accurate or complete.

Information as of market close on January 21, 2025:

Bloomberg Ticker Symbol:	KRE UP
Current Share Price:	$63.85
52 Weeks Ago:	$52.16
52 Week High (on 11/25/2024):	$68.90
52 Week Low (on 4/16/2024):	$45.75

The following graph sets forth the daily closing prices of the KRE Shares for the period from January 1, 2020 through January 21, 2025. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the KRE Shares for each quarter in the same period. The closing price of the KRE Shares on January 21, 2025 was $63.85. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The KRE Shares have at times experienced periods of high volatility, and you should not take the historical values of the KRE Shares as an indication of future performance.

KRE Shares Daily Closing Prices January 1, 2020 to January 21, 2025

January 2025 Page 17

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

SPDR® S&P® Regional Banking ETF (CUSIP 78464A698)	High ($)	Low ($)	Period End ($)
2020
First Quarter	58.41	28.13	32.59
Second Quarter	46.02	29.52	38.39
Third Quarter	41.18	33.90	35.68
Fourth Quarter	51.95	35.92	51.95
2021
First Quarter	71.10	51.71	66.34
Second Quarter	71.33	63.66	65.53
Third Quarter	68.61	59.87	67.75
Fourth Quarter	75.45	66.81	70.85
2022
First Quarter	78.78	67.01	68.90
Second Quarter	68.24	56.85	58.09
Third Quarter	68.54	56.83	58.88
Fourth Quarter	65.49	56.83	58.74
2023
First Quarter	64.79	42.24	43.86
Second Quarter	44.59	36.08	40.83
Third Quarter	49.04	40.59	41.77
Fourth Quarter	53.82	38.57	52.43
2024
First Quarter	53.00	46.83	50.28
Second Quarter	51.19	45.75	49.10
Third Quarter	59.23	47.94	56.60
Fourth Quarter	68.90	54.59	60.35
2025
First Quarter (through January 21, 2025)	63.85	58.31	63.85

This document relates only to the Trigger PLUS referenced hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding the SPDR® Series Trust from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® Series Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® Series Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we priced the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® Series Trust could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® Series Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® Series Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws. As a purchaser of the Trigger PLUS, you should undertake an independent investigation of the SPDR® Series Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

January 2025 Page 18

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P® Regional Banks Select Industry Index. The S&P® Regional Banks Select Industry Index is a modified equal weighted index composed of stocks in the S&P® Total Market Index that are classified as part of the Regional Banks sub-industry under the Global Industry Classification Standard. For additional information about the S&P® Regional Banks Select Industry Index, see the information set forth under “Regional Banks Select Industry Index” in the accompanying index supplement.

January 2025 Page 19

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Trigger PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to the RTY Index, FTSE Russell, or any successor thereof. With respect to the NDXT Index, Nasdaq OMX Group, Inc., or any successor thereof.
Index closing value:

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the NDXT Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of the NDXT Index, or any successor index, published at the regular official weekday close of trading on such index business day by the underlying index publisher for the NDXT Index. In certain circumstances, the index closing value for the NDXT Index will be based on the alternate calculation of the NDXT Index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

Share underlying index:	S&P® Regional Banks Select Industry Index
Share underlying index publisher:	S&P® Dow Jones Indices LLC, or any successor thereof.
Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not an index business day or a trading day, as applicable with respect to any underlying or if a market disruption event occurs with respect to any underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to any underlying.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Trigger PLUS, if any, to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Trigger PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Trigger PLUS are linked to shares of an exchange-traded fund, although the matter is not clear, there is a risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Trigger PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Trigger PLUS, including the leveraged upside payment and the fact that the Trigger PLUS are linked to indices in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Trigger PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Trigger PLUS. U.S. investors should read the section entitled “United States Federal Taxation-Tax Consequences to U.S. Holders-Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the Trigger PLUS. An alternative characterization of the Trigger PLUS could materially and adversely affect the tax consequences of ownership and disposition of the Trigger PLUS, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, will hedge our anticipated exposure in connection with the Trigger PLUS by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the KRE Shares, in stocks constituting the RTY Index, the NDXT Index or the S&P® Regional Banks Select Industry Index and in futures and/or options contracts on the RTY Index, the NDXT Index, the KRE Shares or the S&P® Regional Banks Select Industry Index or their component stocks listed on major securities markets. Such purchase activity could potentially increase the level of any underlying on the pricing date, and therefore could increase the level at or above which such underlying must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the

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Morgan Stanley Finance LLC

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Trigger PLUS (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the KRE Shares, the stocks constituting the RTY Index, the NDXT Index or the S&P® Regional Banks Select Industry Index, futures or options contracts on the RTY Index, the NDXT Index, the KRE Shares or the S&P® Regional Banks Select Industry Index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying, and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlyings). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $995 per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each Trigger PLUS from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the Trigger PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the Trigger PLUS:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Trigger PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Trigger PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the Trigger PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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Principal at Risk Securities

Annex A — Nasdaq-100® Technology Sector IndexSM

The Nasdaq-100® Technology Sector IndexSM was developed by Nasdaq and is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). The underlying index is designed to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark which also meet other eligibility criteria determined by Nasdaq. The underlying index is reported by Bloomberg under the ticker symbol “NDXT.” All information contained in this document regarding the Nasdaq-100® Technology Sector IndexSM has been derived from publicly available information, without independent verification.

The Nasdaq-100® Technology Sector IndexSM is calculated under an equal-weighted methodology. On February 22, 2006, the Nasdaq-100® Technology Sector IndexSM began with a base of 1,000.00. To be eligible for inclusion in the Nasdaq-100® Technology Sector IndexSM, a security and its issuer must meet the following criteria:

●the security must be included in the Nasdaq-100 Index®

●the issuer of the security’s primary U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

●the issuer of the security must be classified as Technology according to the Industry Classification Benchmark (“ICB”);

●if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a registered options market in the United States or be eligible for listed-options trading on a registered options market in the United States;

●the issuer of the security generally may not currently be in bankruptcy proceedings;

●each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date);

●the issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee; and

●the security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American, or CBOE BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added as a result of a spin-off will be exempt from the seasoning requirement.

Index Calculation.

The Nasdaq-100® Technology Sector IndexSM is calculated without regard to ordinary dividends however it does reflect special dividends. The formula is as follows:

PRt =	Index Market Valuet
PR Index Divisort

where:

and:

“Index Security” shall mean a security that has been selected for membership in the Nasdaq-100® Technology Sector IndexSM, having met all applicable eligibility requirements.

n = Number of Index Securities in the Nasdaq-100® Technology Sector IndexSM.

qi = Number of shares of Index Security i applied in the Nasdaq-100® Technology Sector IndexSM. The number of shares can be based on any number of items which would be identified in each specific Index Methodology including total shares outstanding (TSO), application of free float, dividend yield, modification due to foreign ownership restrictions, modification due to capping etc. This can also be referred to as Index Shares.

pi = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

(1)The Start of Day (SOD) price which is the previous index calculation day’s (t-1) closing price for Index Security i adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;

(2)The intraday price which reflects the current trading price received from the Index Exchange during the index calculation day;

(3)The End of Day (EOD) price refers to the Last Sale Price; or

(4)The Volume Weighted Average Price (VWAP)

t = current index calculation day

t – 1 = previous index calculation day

Index Calendar.

The securities composing the Nasdaq-100® Technology Sector IndexSM are selected once annually each December. Securities currently within the Nasdaq-100® Technology Sector IndexSM must meet the eligibility criteria using market data through the end of October that year and total shares outstanding as of the end of November that year. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the Last Sale Price (“LSP”) of all Index securities as of the third Friday (February, May, August, and November, respectively). Index rebalance changes are announced in early March, June, September and December, and changes become effective after the close of trading on the third Friday in March, June, September and December.

Index Maintenance.

Deletion Policy. If at any time other than an index reconstitution, a component of the Nasdaq-100® Technology Sector IndexSM is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector IndexSM at the same time.

This may include:

●listing on an ineligible index exchange;

●a security is not classified under the Technology Subsector according to the ICB;

●merger, acquisition, or other major corporate event that would otherwise adversely impact the integrity of the Index;

●if a company is organized as a REIT;

●if the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month-ends; or

●if a security that was added to the Nasdaq-100 Index® as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as a Nasdaq-100 Index® member.

In the case of mergers and acquisitions, the effective date for the removal of an Index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the index. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, or industry. Securities that are added as a result of a spin-off may be maintained in the index until a later date and then removed, for example if a spin-off security has liquidity or market capitalization characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the index.

Replacement Policy. When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index®, it is also removed from the Nasdaq-100® Technology Sector IndexSM. As such, if the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector IndexSM and will assume the weight of the removed company on the Index effective date.

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Trigger PLUS Based on the Value of the Worst Performing of the Russell 2000® Index, the Nasdaq-100® Technology Sector IndexSM and the SPDR® S&P® Regional Banking ETF due January 26, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100® Technology Sector IndexSM at the next quarterly Rebalance.

When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index® and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology Sector IndexSM and the divisor of the Nasdaq-100® Technology Sector IndexSM is adjusted to ensure Index continuity.

Additions Policy. If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector IndexSM at the same time.

Corporate Actions. In the periods between scheduled index reconstitution and rebalancing events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100® Technology Sector IndexSM.

---

The securities are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Nasdaq-100 Index® is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq.

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